Exhibit 99


G. Brad Beckstead
-----------------
Certified Public Accountant
                                    330 E. Warm Springs Road
                                         Las Vegas, NV 89119
                                                702.257.1984
                                          702.362.0540 (fax)




August 16, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen/Madams:

I was previously the principal accountant for Big Equipment Services, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000. Effective August 6, 2002, I was notified that my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K/A dated August 16, 2002, and I agree with such statements, except that I was aware that the Company engaged Becker & Company, CPAs, the successor CPA firm, on June 3, 2002 without timely filing of this Form 8-K/A, and that the successor firm has performed the review of the quarter ended June 30, 2002 prior to the filing of the Form 8-K/A.



Sincerely,

/s/ Brad Beckstead

G. Brad Beckstead, CPA